UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported: September 21, 2005)
ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

509 Commerce Street, East Wing, Franklin Lakes, NJ	07417

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (201) 651-5140

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On September 21, 2005, ReGen Biologics, Inc. (the “Company” or “ReGen”) and certain investors in the Company, including J. Richard Steadman, M.D., Sanderling Venture Partners IV Co-Investment Fund, L.P., Sanderling IV Biomedical Co-Investment Fund, L.P., Sanderling IV Venture Management, Sanderling Venture Partners V Co-Investment Fund, L.P., Sanderling V Biomedical Co-Investment Fund, L.P., Sanderling V Limited Partnership, Sanderling V Beteiligungs GmbH & Co. KG, Sanderling V Ventures Management, Sanderling Venture Partners II, L.P., Sanderling Ventures Limited, L.P. (the “Stockholders”) entered into an Amended and Restated Stockholders’ Agreement (the “Amended and Restated Stockholders’ Agreement”) amending and restating the Stockholders’ Agreement entered into as of June 21, 2002 and as amended on December 4, 2002 between the Company, the Stockholders and Centerpulse USA Holding Co. (“Centerpulse”) (the “Stockholders’ Agreement”).
     Prior to the amendments and pursuant to the terms of the Stockholders’ Agreement, each of the parties had agreed to vote in favor of the election of the following directors to ReGen’s board of directors: (1) the current chief executive officer of ReGen (Gerald E. Bisbee, Jr., Ph.D.); (2) two designees of Sanderling Ventures (Robert G. McNeil, Ph.D. and Abhi Acharya, Ph.D.); (3) one designee of Centerpulse (Centerpulse’s previous designee, Richard Fritschi, resigned from the Board in February 2005 and no director has subsequently been designated); (4) one designee elected in accordance with ReGen’s certificate of incorporation and bylaws and applicable law (Alan W. Baldwin); and (5) two designees of a majority of the other five directors elected pursuant to the stockholders agreement (J. Richard Steadman, M.D. and William R. Timken). The Stockholders’ Agreement sets forth that if a stockholder who is entitled to appoint a director pursuant to the Stockholders Agreement fails to designate a representative to fill a directorship, a person may be elected to fill the position in accordance with the Company’s certificate of incorporation, bylaws and applicable Delaware law. The Stockholders’ Agreement was amended on December 4, 2002 pursuant to which the parties released Allen & Company Incorporated from its obligations under the stockholders’ agreement. The Stockholders’ Agreement may be amended by an instrument in writing signed by the Company and the parties to the Stockholders’ Agreement holding, at the time of such amendment, at least a majority of the shares of Common Stock, Series A Convertible Preferred Stock, and Series C Convertible Preferred Stock, of the Company together with any shares of capital stock of the Company acquired after the date of the Stockholders’ Agreement.
     The terms of the Amended and Restated Stockholders’ Agreement remain unchanged except that the Amended and Restated Stockholders’ Agreement amends the Stockholders’ Agreement to require each of the parties to vote in favor of the election of the following directors to ReGen’s board of directors: (1) the current chief executive officer of ReGen (Gerald E. Bisbee, Jr., Ph.D.); (2) two designees of Sanderling Ventures (Robert G. McNeil, Ph.D. and a director deemed to be independent as defined in Section 4200(a)(15) of the National Association of Securities Dealers or the rules of any national securities exchange where the Company intends to list its common stock); and (4) four designees of a majority of the other members of the Board of Directors (initially Alan W. Baldwin, Dr. Abhi Acharya, J. Richard Steadman, M.D. and William R. Timken).
     As amended, the Amended and Restated Stockholders’ Agreement releases Centerpulse from its obligations under the agreement and removes the right of Centerpulse to designate a director for whom the parties to the Amended and Restated Stockholders’ Agreement will vote. It also restructures the board of directors so that Abhi Acharya, Ph.D. is classified as a designee of the majority of the other members of the Board of Directors, thereby allowing Sanderling Ventures to designate two individuals for the board of directors.
     The Amended and Restated Stockholders’ Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Stockholders’ Agreement.

Item 9.01. Financial Statements And Exhibits.
10.1 Amended and Restated Stockholders’ Agreement by and among the Company and the Stockholders named therein dated as of September 21, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/ BRION D. UMIDI

Name:	Brion D. Umidi
Title:	Senior Vice President and Chief Financial Officer
Dated: September 22, 2005